As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

WESTPORT FUEL SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Alberta	Not Applicable
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification Number)

1750 West 75th Avenue, Suite 101
Vancouver, British Columbia
Canada V6P 6G2
(Address of Principal Executive Offices)

Westport Fuel Systems Inc.
Omnibus Incentive Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
USA
(212) 590-9070
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Steven B. Stokdyk, Esq. Lewis W. Kneib, Esq. Latham & Watkins LLP 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071 USA	Bruce Hibbard Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, AB T2P 4K7 Canada

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, no par value	9,635,140	$1.62	$15,608,926.80	$2,026.04
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) covers any additional common shares, no par value (“Common Shares”), of Westport Fuel Systems Inc. (the “Registrant”) that may become issuable under the Westport Fuel Systems Inc. Omnibus Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Estimated solely for calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices per share of the Common Shares on September 11, 2020 as reported on The Nasdaq Global Select Market.

EXPLANATORY NOTE

On August 13, 2010 and May 31, 2016, Westport Fuel Systems Inc. (the “Registrant”) filed Registration Statements on Form S-8 (File No. 333-168847 and 333-211726, respectively) (the “Prior Registration Statements”) to register 2,226,645 and 654,723, respectively, of the Registrant’s common shares, no par value (“Common Shares”), which may be issued under the Westport Fuel Systems Inc. Omnibus Incentive Plan (the “Plan”).

At the Registrant’s Annual Meeting of Shareholders on April 29, 2020, the Registrant’s shareholders approved an amendment to the Plan to increase the number of Common Shares available for grant under the Plan by 7,200,000 to a maximum number of 19,583,532.

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Registrant to register an additional 9,635,140 Common Shares reserved for issuance under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, except as supplemented, amended or superseded by the information set forth below.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2019 filed with the Commission on March 17, 2020;

(b)	all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2019; and

(c)	the description of the Common Shares under the section captioned “Description of Common Shares” in the prospectus included in the Registrant’s Registration Statement on Form F-10 (File No. 333-228551) filed with the Commission on November 26, 2018, as amended by Amendment No. 1 to the Registration Statement on Form F-10/A filed on February 20, 2019.

All documents, reports and definitive proxy or information statements subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
5.1	Opinion of Bennett Jones LLP					X
23.1	Consent of KPMG LLP – Independent Registered Public Accounting Firm					X
23.2	Consent of Bennett Jones LLP (contained in its opinion filed as Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page of this Registration Statement)					X
99.1	Westport Fuel Systems Inc. Omnibus Incentive Plan, effective July 15, 2010, as amended April 29, 2020					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on September 18, 2020.

WESTPORT FUEL SYSTEMS INC.

By:	/s/ Richard Orazietti Richard Orazietti Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Johnson and Richard Orazietti, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in each person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature	Title	Date

/s/ David M. Johnson David M. Johnson	Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2020

/s/ Richard Orazietti Richard Orazietti	Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2020

/s/ Michele J. Buchignani Michele J. Buchignani	Director	September 18, 2020

/s/ Brenda J. Eprile Brenda J. Eprile	Director	September 18, 2020

/s/ Rita Forst Rita Forst	Director	September 18, 2020

/s/ Daniel M. Hancock Daniel M. Hancock	Director	September 18, 2020

/s/ Karl Viktor Schaller Karl Viktor Schaller	Director	September 18, 2020

/s/ Eileen Wheatman Eileen Wheatman	Director	September 18, 2020

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on September 18, 2020.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Richard Orazietti Richard Orazietti Chief Financial Officer Westport Fuel Systems Inc.